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                              SPECTRAN CORPORATION





                                                                    EXHIBIT 21.0



                                  SUBSIDIARIES




                    Name of Subsidiary                                                   Jurisdiction of Incorporation
                    ------------------                                                   -----------------------------
                    SpecTran Communication Fiber Technologies, Inc.                                 Delaware

                    SpecTran Specialty Optics Company                                               Delaware

                    Applied Photonic Devices, Inc.                                                Connecticut